                                                                       EXHIBIT 1

                            3,141,475 COMMON SHARES
                             of Beneficial Interest

                              GROVE PROPERTY TRUST

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               November 19, 1997


SMITH BARNEY INC.
LEHMAN BROTHERS INC.
As Representatives of the
  Several Underwriters
c/o SMITH BARNEY INC.
   388 Greenwich Street
   New York, New York  10013

Dear Sirs:

     Grove Property Trust, a Maryland real estate investment trust (the "Company"), proposes to issue and sell an aggregate of 3,141,475 shares (the "Firm Shares") of its Common Shares of Beneficial Interest, $0.01 par value per share (the "Common Shares"), to the several underwriters listed on Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 675,000 Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

     As used herein, the term "Properties" refers to the properties listed on
Schedule II hereto which represent, as of September 30, 1997, all of the real property in which the Company, either directly or through the Operating Partnership (as defined herein) or through ownership of interests in any Subsidiary Partnership (as defined herein), owns an interest.

     As used herein, the term "Concurrent Offering" means the offering by the Company in a separate transaction at the public offering price per share to certain investors of an aggregate of 1,358,525 Common Shares, and the term "Concurrent Shares" means the Common Shares to be offered in the Concurrent Offering.

     The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other Underwriters on whose behalf you are acting in connection with the several purchases of the Shares by the Underwriters.

     1.  Registration Statement and Prospectus.  The Company has prepared and
         -------------------------------------
filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission
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thereunder (collectively, the "Act"), a registration statement on
Form S-2 (Reg. No. 333-38183) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares and the Concurrent Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended on the date hereof. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement relating to the Common Shares to be sold pursuant to this Agreement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term Registration Statement as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion dated October 31, 1997 as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, the Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S -2 under the Act, as of the date of the registration statement, the Registration Statement, the Prepricing Prospectus or the Prospectus, as the case may be. As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference into the registration statement, the Registration Statement, the Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

     2.  Agreements to Sell and Purchase.  The Company hereby agrees, subject to
         -------------------------------
all the terms and conditions set forth herein, to issue and sell to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $______ per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such increased number of Firm Shares as set forth in Section 10 hereof).

     The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised by Smith Barney Inc. on behalf of the Underwriters at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a

                                       2
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Saturday or Sunday or a day on which the American Stock Exchange is not open for trading, then on the next business day thereafter when the American Stock Exchange is open for trading), up to an aggregate of 675,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

     3.  Terms of Public Offering.  The Company has been advised by you that the
         ------------------------
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

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

     4.  Delivery of the Shares and Payment Therefor.  Delivery to the
         -------------------------------------------
Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on November __, 1997 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. Such delivery and payment shall take place on such date or dates (each an "Option Closing Date") as shall be specified in written notices from you to the Company of your determination to purchase a number, specified in such notice, of Additional Shares. An Option Closing Date may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of such written notice. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

     5.  Agreements of the Company.  The Company agrees with the several
         -------------------------
Underwriters as follows:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

     (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for an amendment of or a supplement to the Registration Statement, the Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in the first sentence of paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue

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or which requires the making of any additions to or changes in the Registration
Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

     (c) The Company will furnish to you, without charge (i) two signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and
(iv) two copies of the exhibits to the Incorporated Documents.

     (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

     (e) The Company will use its best efforts to continue to meet the requirements to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year in which sales of Shares hereunder occur.

     (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by the Underwriters or any dealer, the Company will expeditiously deliver to each Underwriter, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in the United States in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriters or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the reasonable opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will promptly prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will promptly furnish to each Underwriter a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

     (g) The Company will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by any dealers under the securities or Blue Sky laws of such jurisdictions in the United States as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

     (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

     (i) During the period of two years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders generally or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

     (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including fees and expenses of your counsel) incurred by you in connection herewith.

     (k) The Company will apply the net proceeds from the sale of the Shares and the Concurrent Shares substantially in accordance with the description set forth in the Prospectus.

     (l) If Rule 430A of the Act is utilized, the Company will prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement.

     (m) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Shares or any securities convertible into or exercisable or

                                       6
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exchangeable for Common Shares, or grant any options or warrants to purchase
Common Shares, for a period of 180 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc., except for (i) options or Common Shares issued pursuant to stock option or stock purchase plans as described in the Registration Statement, the Prospectus or the Incorporated Documents, (ii) Common Shares issuable upon exercise of the option for 50,000 Common Shares held by a consultant to the Company and upon exercise of the warrant for 47,248 Common Shares originally issued to Barclays Investments, Inc., each described in the Prospectus, (iii) Common Shares issued upon redemption of units of partnership interest ("Common Units") outstanding as of the date hereof in Grove Operating, L.P., a Delaware limited partnership (the "Operating Partnership") and the entity through which the Company owns and operates the Properties and (iv) Common Units issued in connection with the acquisition of additional properties by the Operating Partnership.

     (n) The Company has furnished to you "lock-up" letters in the form attached hereto as Annex B, signed by each of its current executive officers and Trust Managers and each purchaser of Common Shares (assignee thereof) in the Concurrent Offering.

     (o) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

     (p) The Company has made and will make such filings with, and has provided and will provide such notices to, the American Stock Exchange ("AMEX") so that the Shares will be listed on AMEX on or prior to the Closing Date.

     6. Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership represent and warrant to each Underwriter that:

     (a) The Prepricing Prospectus complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of the Prepricing Prospectus.

     (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-2 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the Prospectus and any supplement or amendment thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein (such information is listed in Section 12 hereof).

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

     (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, as amended by such amendment), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; and no such document when it was filed (or, if an amendment with respect to any such document was filed, as amended by such amendment) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) All the outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights (except that the Common Shares held by MSGI and ABKB/LaSalle, as defined in the Prospectus, have preemptive rights which will be extinguished upon completion of the Offerings); the Shares and the Concurrent Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, or the purchasers of the Concurrent Shares, as the case may be, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capitalization and the capital shares of the Company conform to the descriptions thereof in the Registration Statement and the Prospectus.

     (e) All offers and sales of the Common Shares of the Company and the Common Units of the Operating Partnership prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act pursuant to Section 3(b), 4(2) or 4(6) thereof and were duly registered pursuant to, or were issued pursuant to an available exemption from, the registration requirements of the various state securities or Blue Sky laws.

     (f) The Company is a REIT duly formed and validly existing in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

     (g) The Company has no significant subsidiaries (as such term is defined in Regulation S-X of the Commission) other than the Operating Partnership. The Company is the sole general partner of the Operating Partnership, owns __% of the partnership interests in the Operating Partnership and upon completion of the transactions contemplated hereby will own __% of such interests. The Company also owns the Subsidiary Partnerships through ownership of general partner interests and, through the Operating Partnership, limited partner interests. Each of the Operating Partnership and the Subsidiary Partnerships identified as such on Schedule II hereto (the "Subsidiary Partnerships" and, together with the Operating Partnership, the "Subsidiaries") is a limited partnership duly organized and legally existing under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. All partnership interests in the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable. All of the interests owned or held by the Company, directly or indirectly, in any Subsidiary are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     (h) The agreement of limited partnership of each of the Subsidiaries has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding agreement, enforceable in accordance with its respective terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws.

     (i) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary, or to which any of them or any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

     (j) Neither the Company nor any Subsidiary is in violation of its declaration of trust, partnership agreement, by-laws or any other organizational document, or of any law, ordinance, administrative or governmental rule or regulation applicable thereto or of any decree of any court or governmental agency or body having jurisdiction over any of them, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except for such violations or defaults which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     (k) Neither the issuance and sale of the Shares or the Concurrent Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except for such breaches, defaults, conflicts, violations or creations or impositions which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, or (ii) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act, all of which have been or will be effected in accordance with this Agreement, and compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Declaration of Trust, partnership agreement, bylaws, or other organizational documents of the Company or any Subsidiary.

     (l) Ernst & Young LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement to the Registration Statement or the Prospectus) are independent public accountants as required by the Act.

     (m)  (i)    The financial statements of the Company or its predecessors, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement to the Registration Statement or the Prospectus), present fairly the consolidated financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement to the Registration Statement or the Prospectus) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

     (ii)    To the best of the Company's knowledge, the financial statements of
each   other entity included in the Prospectus, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement to the Registration Statement or the Prospectus), present fairly the consolidated financial position, results of operations and changes in financial position of such entity on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement to the Registration Statement or the Prospectus) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

     (iii) The pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission, the Company believes that the assumptions underlying the pro forma adjustments are reasonable, and all pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements or schedules of the Company are required by the Act to be included or incorporated by reference in the Registration Statement or the Prospectus.

     (n) Each of the Company and the Operating Partnership has full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and constitutes the valid and legally binding agreement of the Company and the Operating Partnership, enforceable against them in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

     (o) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any Subsidiary has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company and the Subsidiaries taken as a whole other than as a result of borrowings made by the Company under its credit facility in the ordinary course of business, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

     (p) (i) The Company has good and marketable fee simple title to all of the Properties listed under the caption "Apartment Communities Owned by the Operating Partnership" on Schedule II hereto, has good title to its interests in the Subsidiary Partnerships, and has good title to the other assets reflected in the financial statements described above (or as described in or incorporated by reference into the Registration Statement or Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in or incorporated by reference into the Registration Statement or Prospectus) or which are not material in amount;
(ii) the Company occupies its leased properties under valid and binding leases conforming, to the extent such leases are described therein, to the description thereof set forth in or incorporated by reference into the Registration Statement or

Prospectus; (iii) no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets or business of the Company and the Subsidiaries taken as a whole; (iv) no person has an option to purchase all or part of any Property or any interest therein;
(v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Prospectus and except for such failures to comply that could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets or business of the Company and the Subsidiaries taken as a whole; (vi) there is in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties as operated on the date hereof, except for such proceedings or actions that could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     (q) The Company has title policies in effect or binding commitments from title insurance companies for the issuance of title insurance on each of the Properties, except where the failure to have such title insurance could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     (r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares or the Concurrent Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

     (s) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") and agreements with third parties relating to ownership or use of any Property by the Company as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except where the omission to have such permits and agreements could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and agreements and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit or agreement, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits or agreements contains any restriction that would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (u) To the knowledge of the Company's executive officers, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

     (v) The Company and each of the Subsidiaries have filed all federal, state and foreign tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file or default in payment could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     (w) No holder of any security of the Company has any right that has not been effectively exercised or waived to require registration of Common Shares or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

     (x) Except as otherwise disclosed in the Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, including the Properties (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the executive officers of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole. Except as otherwise disclosed in the Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person and to the knowledge of the executive officers of the Company there is no pending or threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601, et seq., or any state superfund law; has resulted in or could reasonably be expected to result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

     (y) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994, December 31, 1995 and December 31, 1996; the Company's current organization and method of operations will enable the Company to continue to meet the requirements for qualification and taxation as a REIT. The Operating Partnership and each of the Subsidiary Partnerships are properly classified as partnerships, and not as corporations, associations taxable as corporations or "publicly traded partnerships" under Section 7704 of the Code, for federal income tax purposes throughout the period from April 4, 1994, the date on which the Company elected to be taxed as a REIT, through the date hereof, or in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

     (z) None of the Subsidiary Partnerships is currently prohibited, directly or indirectly, from making distributions to the Operating Partnership, and the Operating Partnership is not currently prohibited, directly or indirectly, from making distributions to the Company.

     (aa) Neither the Company nor any Subsidiary is or will become as a result of the transactions contemplated hereby, or will conduct its business in a manner in which it would become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (bb) The statements set forth in the Prospectus under the caption "Certain Federal Income Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

     7.   Indemnification and Contribution.
          --------------------------------

     (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each of you and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters through you expressly for use in connection therewith (such information is listed in Section 12 hereof); provided, however, that the indemnification contained in this paragraph (a) with respect to the Prepricing Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling the Underwriters) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by the Underwriters to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company and the Operating Partnership may otherwise have.

     (b) If any action, suit or proceeding shall be brought against the Underwriters or any person controlling the Underwriters in respect of which indemnity may be sought against the Company and the Operating Partnership, the Underwriters or such controlling person shall promptly notify the Company and the Operating Partnership and the Company and the Operating Partnership shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriters or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriters or such controlling person unless (i) the Company and the Operating Partnership have agreed in writing to pay such fees and expenses, (ii) the Company and the Operating Partnership have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriters or such controlling person and the Company and the Operating Partnership and the Underwriters or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company and the Operating Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company and the Operating Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriters or such controlling person). It is understood, however, that the Company and the Operating Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company and the Operating Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company and the Operating Partnership agree to indemnify and hold harmless the Underwriters, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

     (c) The Underwriters agree to indemnify and hold harmless the Company and the Operating Partnership, the Company's trust managers and its officers who sign the Registration Statement, and any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Underwriters, but only with respect to information relating to the Underwriters furnished in writing by or on behalf of the Underwriters through you expressly for use in the Registration Statement, the Prospectus or the Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or the Operating Partnership, any such trust manager, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or the Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriters pursuant to this paragraph (c), the Underwriters shall have the rights and duties given to the Company and the Operating Partnership by paragraph (b) above (except that if the Company and the Operating Partnership shall have assumed the defense thereof the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriters' expense), and the Company, the Operating Partnership, any such trust manager, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

     (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters, the Company, its trust managers or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters or any person controlling the Underwriters, or to the Company, its trust managers or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8.  Conditions of Underwriters' Obligations.  The obligations of the
         ---------------------------------------
Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

     (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the registration statement to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

     (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company not contemplated by the Prospectus, which in your opinion would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue in any material respect or which, in the opinion of the Company and its counsel or the Underwriters and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would in your opinion materially adversely affect the market for the Shares.

     (c) You shall have received on the Closing Date, opinions of Cummings & Lockwood, counsel for the Company, and Piper & Marbury, L.L.P., Maryland counsel for the Company, dated the Closing Date and addressed to you substantially in the form of Annex A hereto. In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to the laws of the State of Maryland or the State of Delaware, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

     (d) You shall have received on the Closing Date an opinion of King & Spalding, counsel for the Underwriters, dated the Closing Date and addressed to you with respect to the matters referred to in clauses (v), (viii), (ix), (xiii) (excluding documents incorporated by reference) and (xviii) of Annex A hereto and such other related matters as you may request.

     (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

     (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this
Section 8(f) and in Section 8(g) hereof.

     (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

     (h) Prior to the Closing Date the Shares, the Concurrent Shares and all other Common Shares of the Company shall have been listed, subject to notice of issuance, on the American Stock Exchange (Regular List).

     (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

     Any certificate or document signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

     The obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

     9.  Expenses.  The Company agrees to pay the following costs and expenses
         --------
and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, the Prepricing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the filing with the Commission of this Agreement and the printing of the Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the AMEX; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification), provided, however, that expenses under this item (vi) shall not exceed $5,000;
(vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

     10.  Effective Date of Agreement.  This Agreement shall become effective:
          ---------------------------
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you by notifying the Company.

     If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

     Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

     11.  Termination of Agreement.  This Agreement shall be subject to
          ------------------------
termination in your absolute discretion, without liability on the part of the Underwriters to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in the States of New York or Connecticut shall have been declared by either federal or state authorities, or
(iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

     12.  Information Furnished by the Underwriters.  The statements set forth
          -----------------------------------------
in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the list of underwriters and numbers of Firm Shares to be purchased by each and the statements in the first, third and sixth paragraphs under the caption "Underwriting" in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

     13.  Miscellaneous.  Except as otherwise provided in Sections 5, 10 and 11
          -------------
hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 598 Asylum Avenue, Hartford, CT 06105, Attn: Chief Executive Officer and Chief Financial Officer; or (ii) if to you, c/o Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

     This Agreement has been and is made solely for the benefit of the Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriters of any of the Shares in his status as such purchaser.

     14.  Applicable Law; Counterparts.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to the conflicts of laws principles of any jurisdiction.

     This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                         Very truly yours,

                                         GROVE PROPERTY TRUST


                                         By:___________________________
                                             Name:
                                             Title:


                                         GROVE OPERATING, L.P.

                                         By:  Grove Property Trust,
                                              General Partner


                                         By:___________________________
                                             Name:
                                             Title:

Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.
LEHMAN BROTHERS INC.
As Representatives of the
  Several Underwriters

By:   SMITH BARNEY INC.



     By: ___________________________
        Managing Director

                                   SCHEDULE I

                                  UNDERWRITERS


                                                                   No. of Common
     Underwriter                                                Shares Purchased
     -----------                                                ----------------


     Smith Barney Inc.............................................
     Lehman Brothers Inc..........................................





        Total.....................................................     3,141,475
                                                                       =========

                                  SCHEDULE II

                      LIST OF SUBSIDIARIES AND PROPERTIES


Apartment Communities
Owned by the Operating Partnership          Legal Name of Partnership



Apartment Communities
Owned by Subsidiary Partnerships



Retail Properties Owned by
the Operating Partnership

                                    ANNEX A


     The Company is a real estate investment trust duly formed and validly existing in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     Each of the Subsidiaries is a limited partnership or a limited liability company duly organized, legally existing under the laws of its jurisdiction of organization, with full power and authority under the laws governing such limited partnerships or limited liability companies and under such entities' respective organizational documents to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. The Company is the sole general partner of the Operating Partnership. Either the Company or the Operating Partnership or a wholly owned subsidiary thereof is the sole general partner of each of the Subsidiary Partnerships. The Company's partnership interests in the Operating Partnership and each Subsidiary Partnership are, to the knowledge of such counsel, owned free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as could not reasonably be expected to have a material adverse effect on the condition (financial or other), business properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     The authorized capital stock of the Company is as set forth under the caption "Description of Shares of Beneficial Interest" in the Prospectus; the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in such section in the Prospectus;.

     All the shares of capital stock of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

     The Shares and the Concurrent Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and, to the best knowledge of such counsel, free of any rights similar to preemptive rights under the Declaration of Trust or By-laws of the Company or under Maryland law that will entitle any person to acquire any Shares upon the issuance thereof by the Company.

     To the knowledge of such counsel, the Shares and the Concurrent Shares, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be free of any preemptive rights or similar rights.

     No registration under the Act or the Investment Company Act and no consent, approval, authorization, order, registration or qualification of or with any governmental agency or body (A) was required for the issuance of _______ Common Units of the Operating Partnership on March 14, 1997, or (B) was required for the Company's issuance of 3,333,333 Common Shares on March 14, 1997.

     The form of certificates for the Shares conforms to the requirements of Maryland law.

     The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

     The Company has the power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company.

     The Operating Partnership has the power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.

     To the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its respective organizational documents or its respective bylaws, or other organizational documents, and, to the best knowledge of such counsel, is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is listed as an exhibit to the Registration Statement or to any Incorporated Document, where such default, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except as may be disclosed in the Prospectus.Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the charter or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or will, to the knowledge of such counsel, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiaries or any of their respective properties, except for such breaches, defaults or violations that have not had and could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

     No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as has been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement.

     The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997 (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) comply as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

     To the knowledge of such counsel, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), the Registration Statement or any Incorporated Document, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be.

     The statements in the Registration Statement and Prospectus under the captions "Description of Shares of Beneficial Interest," "Certain Relationships and Transactions," "Certain Provisions of Maryland Law and the Company's Charter and Bylaws," "The Operating Partnership Agreement" and, under the caption "Risk Factors," the subheadings "Adverse Tax Consequences of Failure to Qualify as a REIT," "Possible Environmental Liabilities," "Limits on Changes in Control" and "Changes in Investment and Financing Practices Without Shareholder Approval," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown.

     The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994, December 31, 1995 and December 31, 1996; the Company's current organization and method of operations will enable the Company to continue to meet the requirements for qualification and taxation as a REIT. The discussion in the Prospectus under the caption "Certain Federal Income Tax Considerations" is accurate and fairly summarizes the federal income tax considerations that would be material to a holder of Shares and, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein.

     The Operating Partnership and each of the Subsidiary Partnerships are properly classified as partnerships, and not as corporations, associations taxable as corporations or "publicly traded partnerships" under Section 7704 of the Code, for federal income tax purposes throughout the period from April 4, 1994, the date on which the Company elected to be taxed as a REIT, through the date of such opinion, or in the case of any Subsidiary Partnerships that have terminated, through the date of termination of such Subsidiary Partnerships.

     None of the Company nor any Subsidiary is, or solely as a result of the consummation of the transactions contemplated hereby, will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

                                    ANNEX B

Grove Property Trust
598 Asylum Avenue
Hartford, Connecticut 06105

Smith Barney Inc.
Lehman Brothers Inc.
 as representatives of the several underwriters
 c/o Smith Barney Inc.,
388 Greenwich Street
New York, New York 10013

Re: Lockup Agreement

Ladies and Gentlemen:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of Common Shares of Beneficial Interest, par value $.01 per share (the "Shares") of Grove Property Trust, a Maryland real estate investment trust (the "Company") and that the Underwriters propose to reoffer the Shares to the public.

     As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned irrevocably hereby agrees that, for a period of 180 days after the date of the Prospectus (as defined in the Underwriting Agreement), the undersigned will not offer, sell, contract to sell, announce the intention to sell, pledge or otherwise dispose of, directly or indirectly, any Shares, or securities convertible into or exchangeable or exercisable for Shares (collectively, "Securities"), without the prior written consent of Smith Barney Inc. Prior to the expiration of such period, the undersigned will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during such period.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Agreement. This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. It is understood that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

                           Very truly yours,

                           Signature:_______________________________


                           Print Name:________________________________


cc:      BankBoston, N.A., as Transfer Agent